SECOND DIRECTOR DEFERRED
                                COMPENSATION PLAN
                               FOR JOHN M. DALTON


                      FIRST FEDERAL SAVINGS BANK OF MARION
                                 Marion, Indiana

                                  April 1, 1999











                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 260
                            Memphis, Tennessee 38117
                               WATS: 1400-873-0089
                               FAX: (901) 684-7411
                                 (901) 684-7400

                            SECOND DIRECTOR DEFERRED
                                COMPENSATION PLAN

         This Second Director Deferred Compensation Plan (the "Plan"), effective as of the 1st day of April, 1999, formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK OF MARION (the "Bank"), a federally chartered savings bank, and JOHN M. DALTON, hereinafter referred to as "Director." MARION CAPITAL (the "Holding Company") is a party to this Plan for the sole purpose of guaranteeing the Bank's performance hereunder.

                                   WITNESSETH:

         WHEREAS, the Director serves the Bank as a member of the Board; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Director and wishes to encourage Director's continued service; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of Director and recognizes that the Director's service substantially contributes to its continued growth and profits in the future; and

         WHEREAS, this Director wishes to continue to defer a certain portion of his fees to be earned in the future; and

         WHEREAS, the Director and the Bank desire to formalize the terms and conditions upon which the Bank shall pay such deferred compensation to the Director or his designated beneficiaries; and

         WHEREAS, the Bank and the Director intend this Plan to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Director, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS,   the  Bank  has  adopted   this  Second   Director   Deferred
Compensation   Plan  which   controls  all  issues   relating  to  the  Deferred
Compensation Benefits as described herein;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree to the following terms and conditions:

                                    SECTION I
                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Bank" means FIRST FEDERAL SAVINGS BANK OF MARION and any successor thereto.

1.2 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Beneficiary Designation, Exhibit A, to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.3 "Benefit Age" shall be the birthday on which the Director attains age seventy (70) and becomes eligible to receive benefits under the plan.

1.4 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Director attains the Benefit Age.

1.5 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or find] cease-and-desist order, material breach of any provision of this Plan, or incompetence in matters of material importance to the Bank.

1.6 "Change in Control" of the Holding Company or the Bank shall mean the first to occur of any of the following events:

         (a) Any person or entity or group of affiliate persons or entities (other than the Holding Company) becomes a beneficial owner, directly or indirectly, of 25% or more of the Holding Company's and/or the Bank's voting securities or all or substantially all of the assets of Holding Company and/or the Bank.

         (b) Holding Company and/or the Bank enters, into a definitive agreement which contemplates the merger, consolidation or combination of either Holding Company or the Bank with an unaffiliated entity in which either or both of the following is to occur. (i) the directors of Holding Company and/or Bank, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of Holding Company or immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b).


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         (c)      Holding  Company  and/or  the Bank  enters  into a  definitive
                  agreement   which   contemplates   the   transfer  of  all  or
                  substantially all of Holding Company's and/or the Bank's assets, other than to a wholly-owned subsidiary of Holding Company; provider, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c).

         (d) A majority of the members of the Board of Directors of either Holding Company or the Bank shall be persons who: (i) were not members of such Board on the date hereof ("current members"); and (ii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members on the Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on the Board at the time of their nomination.

         The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and
(2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner and (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a Plan of conversion, as well as a "security, " as defined in 15 U.S.C. ss. 78c(2)(l); and the term "acting in concert" means (1) knowing , participation in a joint activity or interdependent conscious parallel action towards a couti-non goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

         Notwithstanding the above definitions, the boards of directors of the Bank or the Holding Company, in their absolute discretion, may make a finding that a Change in Control of the Bank or the Holding Company has taken place without the occurrence of any or all of the events enumerated above.

1.7 "Children" means the Director's children, both natural and adopted, determined at the time payments arc: due tire Children under this Plan.

1.8 "Deferral Period" means that period beginning April 1, 1999 and continuing until the Director's attainment of his Benefit Age.

1.9 "Deferred Compensation Benefit" means the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the Director's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Director's Benefit Eligibility Date.

1.10 "Disability Benefit' means the monthly benefit payable to the Director following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as a Director.

1.11     "Effective Date" of this Plan is April 1, 1999.

1.12 "Elective Contribution" shall refer to any bookkeeping entry required to record the Director's voluntary monthly pre-tax deferral of Board fees and Committee fees which shall be made in accordance with Section III.

1.13 "Elective Contribution Account" shall be represented by the bookkeeping entries required to record the Director's Elective Contributions plus accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and ft Director or any Beneficiary.

1.14     "Estate" means the estate of the Director.

1.15 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Director's or of a dependent of the Director, loss of the Director's property due to casualty. or other similar extraordinary and unforeseeable circumstances which arise as a result of an event not within the control of the Director. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan, Examples of what are not considered to be unforeseeable emergencies include the need to send the Director's child to college or the decision to purchase a home.

1.16 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

1.17 "Interest Factor" means monthly compounding or discounting, as applicable, at a rate equal to the New York Prime Rate, as determined biannually on the first day of each January and July during the Deferral Period.

1.18 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed, Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of one hundred and twenty (120) months.

1.19 "Plan Year" shall mean the calendar year, except that the first Plan Year shall mean April 1, 1999 to December 31, 1999.

1.20 "Projected Deferral" is an estimate of the total amount of compensation to be deferred by the Director during his Deferral Period (excluding any interest accrued on such deferrals), as so designated in Section III.

1.21 "Spouse" means (the individual to whom the Director is legally married at the time of the Director's death.

1.22 "Survivor's Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period, equal to the amount of the Director's Elective Contribution Account, and subject to Subsections 5.1 and 6.1.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

         The Bank has established a rabbi trust into which the Bank shall contribute assets which shall be held therein, pursuant to the agreement which established such rabbi trust. The contributed assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which established such rabbi trust, until the contributed assets are paid to the Director and his Beneficiary(ies) in such manner arid. at such times as specified in this Plan, It is the intention of the Bank to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been amended in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount and timing of such contribution(s) shall be specified in the agreement which establishes such rabbi trust.

                                   SECTION III
                              DEFERRED COMPENSATION

         Commencing on the Effective Date and continuing through the end of the Deferral Period, the Director and the Bank agree that the Director may defer into his Elective Contribution Account up to One Hundred Percent (100%) of the monthly Board fees and Committee fees which the Director would otherwise be entitled to receive from the Bank for each month of the Deferral Period. The Director's initial deferral amount shall be $1,000 a month. The specific amount of the Director's monthly deferred compensation shall apply only to compensation attributable to servioes not yet performed.

                                   SECTION IV
                          ADJUSTMENT OF DEFERRAL AMOUNT

         Deferral of the specific amount of fees designated in Section III shall continue in effect pursuant to the terms of this Plan unless and until the Director files with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of this Plan). If the Bank increases the amount of fees earned by the Director, the Director can include such additional amounts in his monthly deferral, provided approval from the Board of Directors is obtained, by filing a Notice of Adjustment of Deferral Amount. A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least thirty (30) days prior to any January 1st, April 1st, July 1st, or October 1st during the Director's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the first applicable month following its filing and shall be applicable only to compensation attributable to services not yet performed by the Director.

                                    SECTION V
                               RETIREMENT BENEFIT

5.1 Retirement Benefit. Subject to Subsections 5.2 through 5.5, the Bank agrees to pay the Director the Deferred Compensation Benefit commencing on the Director's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period. In the event of the Director's death after commencement of the Deferred Compensation Benefit, but prior to conviction of all such payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the number of months renaming in the Payout Period.

5.2 Disability Benefit. Notwithstanding any other provision hereof, if requested by the Director and approved by the Board of Directors, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly Housed physician selected by the Bank, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this Subsection and Board of Director approval is obtained, the Director may elect to begin receiving the Disability Benefit in lieu of the Deferred Compensation Benefit, which is not available prior to the Director's Benefit Eligibility Date. The benefit shall begin within thirty (30) days of Board of Director approval of such benefit. The amount of the monthly benefit shall be the annuitized value of the Director's Elective Contribution Account, measured as of the date of the disability determination and payable over the Payout Period. The Interest Factor shall be used to annuitize the Elective Contribution Account. In the event the Director dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Director's death.

5.3      Financial  Hardship  Benefit.  In  the  event  the  Director  incurs  a
         Financial Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Bank in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Bank that a Financial Hardship has occurred and that the Director is otherwise entitled to a Financial Hardship Benefit in accordance with Sections 1.15 and 1.16. If a financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment and only to the extent of the Director's account balances when paid. The balance of the Director's Elective Contribution Account shall be reduced for any Financial Hardship Benefit distribution. Any subsequent Deferred Compensation Benefit, Survivor's Benefit or Disability Benefit shall be actuarially adjusted to reflect such distribution.

5.4 Removal For Cause. In the event the Director is removed for Cause at any time prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided for the Director or his Beneficiary under this Plan shall be forfeited and the Plan shall become null and void with respect to such Director.

5.5 Voluntary or Involuntary Termination Other Than for Cause, Death or Disability. If the Director's service with the Bank is voluntarily or involuntarily terminated prior to attainment of his Benefit Eligibility Date due to any reason, including a Change in Control, but other than for Cause, the Director's death or disability, then commencing on his Benefit Eligibility Date, the Director shall be entitled to the annuitized value (using the Interest Factor) of his Elective Contribution Account calculated as of his Benefit Eligibility Date, and payable over the Payout Period.

                                   SECTION VI
                                 DEATH BENEFITS

6.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Director's Beneficiary a monthly benefit for the Payout Period, commencing within thirty (30) days of the Director's death. The amount of such monthly benefit payments shall be the annuitized value of the Director's Elective Contribution Account, measured as of the date of the
         Director's Death and payable over the Payout Period. The Interest Factor shall be used to annuitize the Elective Contribution Account.

6.2 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such benefit shall be payable within thirty (30) days of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is removed for Cause prior to death. Notwithstanding anything in this Section 6.2 to the contrary, if the Director is also a participant in any other agreement, under which an additional $10,000 death benefit for burial expenses is being paid, no additional death benefit shall be paid under this Section 6.2.

                                   SECTION VII
                             BENEFICIARY DESIGNATION

         The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of this Plan by executing his Beneficiary Designation form (Exhibit A of this Plan), and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the same form as Exhibit A, a subsequent written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution this Plan shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                  SECTION VIII
                           DIRECTOR'S RIGHT TO ASSETS

         The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments so specified under this Plan. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION IX
                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                    SECTION X
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty
         (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under it Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION XII
                                  MISCELLANEOUS

12.1 No Effect on Directorship Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with Director without regard to the existence of the Plan. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this
         Plan:

         (1) The Bank's Board of Directors may remove the Director at any time, but any removal by the Bank's Board of Directors other than removal for Cause, shall not prejudice the Director's vested right to compensation or other benefits under the contract. The Director shall be paid the balance of his Elective Contribution Account in a lump sum within thirty (30) days of his removal in the event he is removed for Cause. He shall have no right to receive additional compensation or other benefits for any period after removal for Cause.

         (2) If the Director is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Director all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (3) If the Director is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order. The Director shall be paid the balance of his Elective Contribution Account in a lump sum within thirty (30) days of his removal in the event he is removed pursuant to such order.

         (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Art), all non-vested obligations under the contract shall terminate as of the date of default.

         (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

                  (i) by the Director or his designee at the time the Federal Deposit Insurance Bank or the Resolution Trust Bank enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

                  (ii) by the Director or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to Operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

                  Any rights of the parties that have already vested (i.e., the balance of the Director's Elective Contribution Account), however, shall not be affected by such action.

12.2 State Law. The Plan is established under, and will be construed according to, the laws of the state of Indiana.

12.3 Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors, in its sole discretion, determines that the Director is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of the Director.

12.5 Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Bank within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Director had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Director, whichever occurs first, the Bank is unable to locate any Beneficiary of the Director, then the Bank may fully discharge its obligation by payment to the Estate.

12.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

12.7 Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8 Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9 Suicide. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of this Plan. If the Director dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Director's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Bank for payments made prior to determination of suicide.

12.10 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 Source of Payments. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust. The Holding Company guarantees payment and provision of all amounts and benefits due to the Directors and, if such amounts and benefits are not timely paid or provided by the Bank, or the rabbi trust, such amounts and benefits shall be paid or provided by the Holding Company.

12.12 Modification of Benefit Eligibility Date. In the event that a Director desires to modify his Benefit Eligibility Date or Payout Period with respect to future Elective Contributions, the Director may do so at the time and in the manner that the Director is entitled to adjust his Elective Contribution, pursuant to Section IV of the Plan. In the event that a Director desires to modify his Benefit Eligibility Date or Payout Period with respect to amounts accrued in his Elective Contribution Account the Director may do so, provided, however, that any such modification is made no later than twenty-four (24) months prior to the date of both (i) the Director's existing Benefit Eligibility (at the time of such modification) and (ii) the Director's Benefit Eligibility Date, as modified.

12.13 Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

12.14 Early Distribution Following a Change in Control. In the event of a Change in Control of the Bank or the Holding Company, a Director may apply to the Board of Directors of the acquiring corporation ("Acquiror's Board") to commence the distribution of his Deferred Compensation Benefit prior to the Benefit Eligibility Date and/or to receive his Deferred Compensation Benefit in a lump sum or over some alternative Payout Period the determination whether to permit such change in election shall be within the sold discretion of the Acquiror's Board.

12.15 Tax Withholding. The Bank may withhold from any benefits payable under this Plan all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

                                  SECTION XIII
                              AMENDMENT/REVOCATION

         This Plan shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Director and the Bank, and such mutual consent shall be required even if the Director is no longer serving the Bank as a member of the Board.

                                   SECTION XIV
                                    EXECUTION
14.1 This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby.

14.2 This Plan shall be executed in quadruplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

                   Remainder of page intentionally left blank.

         IN WITNESS WHEREOF, the Director, Bank and the Holding Company have caused this Plan to be executed on the day and date first above written.

ATTEST:                                     FIRST FEDERAL SAVINGS BANK OF MARION



/s/Larry G. Phillip                         By:      /s/Steven L. Banks
---------------------------                 ---------------------------------
Secretary                                   Title:   Executive Vice President




WITNESS:                                    JOHN M. DALTON

/s/Larry G. Phillip                         /s/John M. Dalton
---------------------------                 ---------------------------------
Secretary


ATTEST:                                     MARION CAPITAL


/s/Larry G. Phillip                         By:      /s/Steven L. Banks
---------------------------                 ---------------------------------
Secretary                                   Title:   Executive Vice President